UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________
Form 8-K/A
______________________
Amendment No. 1
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 20, 2015
______________________
Griffin Capital Essential Asset REIT, Inc.
(Exact name of registrant as specified in its charter)
_______________________
Commission File Number: 000-54377

MD	26-3335705
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)
(310) 469-6100
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
 _______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Griffin Capital Essential Asset REIT, Inc., a Maryland corporation (the “GCEAR”), hereby amends its Current Report on Form 8-K filed on July 20, 2015, for the purpose of filing the pro forma financial information required by Item 9.01 of Form 8-K with respect to the Registrant’s acquisition of a property located in Glendale, CA in accordance with Article 11 of Regulation S-X.
In accordance with Article 11 of Regulation S-X, GCEAR hereby files the following unaudited pro forma financial information.
Item 9.01. Financial Statements

Page

(b) Unaudited Pro Forma Consolidated Financial Information

• Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2015	5

• Unaudited Pro Forma Consolidated Statement of Operations for the Six Months Ended June 30, 2015	6

• Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2014	7

• Notes to Unaudited Pro Forma Consolidated Financial Statements	8

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS

On July 21, 2015, GCEAR acquired a five-building Class "A" office campus property consisting of approximately 459,770 net rentable square feet located in Glendale, California (the "DreamWorks property"). The DreamWorks property is leased in its entirety to DreamWorks Animation SKG, Inc. ("DreamWorks"). The purchase price for the DreamWorks property was $215.0 million, plus closing costs. Upon closing, Griffin Capital Essential Asset Operating Partnership, L.P. (the "Operating Partnership") assigned all of its interest in a wholly-owned subsidiary of the Operating Partnership ("DreamWorks Sub"), to a third party qualified intermediary until such time that the Operating Partnership completes a reverse exchange under Section 1031 of the Internal Revenue Code.

The purchase price and acquisition fees and expenses earned by GCEAR's advisor were funded with cash on hand and a draw of $205.0 million pursuant to GCEAR's credit agreement (the "Unsecured Credit Facility"), through its Operating Partnership with a syndicate of lenders, co-led by KeyBank National Association ("KeyBank"), Bank of America N.A., Fifth Third Bank, and BMO Harris, N.A.

GCEAR's advisor earned approximately $5.4 million in acquisition fees in connection with the acquisition of the DreamWorks property. As of the closing date, GCEAR incurred acquisition expenses of approximately $1.0 million in connection with the acquisition of the DreamWorks property, approximately $0.8 million of which was reimbursed to GCEAR's advisor and approximately $0.2 million of which was paid to unaffiliated third parties.

On June 10, 2015 (the "Merger Date"), GCEAR completed a merger between GCEAR, Griffin SAS, LLC ("Merger Sub"), a wholly owned subsidiary of GCEAR, and Signature Office REIT, Inc. ("SOR"), pursuant to which, SOR was merged with and into Merger Sub (the "Merger"), with Merger Sub surviving the Merger as a wholly-owned subsidiary of GCEAR. On the Merger Date, pursuant to the terms and subject to the conditions set forth in the Merger Agreement, each share of SOR common stock, par value $0.01 per share, issued and outstanding immediately prior to the Merger Date was converted into 2.04 (the "Exchange Ratio") shares of GCEAR common stock, par value $0.001 per share. The Exchange Ratio was determined as a result of negotiations between GCEAR's board of directors and SOR's board of directors (which consists solely of independent directors), with the assistance of separate financial advisors. GCEAR issued approximately 41.8 million shares of common stock in connection with the Merger.

During the period from January 1, 2014 to December 31, 2014, GCEAR was considered a blind pool offering. In this time period, GCEAR acquired 15 properties in nine states for approximately $684.7 million, encompassing approximately 4.1 million square feet (the "GCEAR 2014 Acquisitions"). During the period from January 1, 2015 to June 30, 2015, GCEAR acquired two properties for a total of $143.0 million, encompassing approximately 635,300 square feet (the "GCEAR 2015 Acquisitions," combined with the GCEAR 2014 Acquisitions, the "GCEAR 2015 and 2014 Acquisitions"). None of the assets acquired exceeded the significance level that would require filing an audited statement of revenues and certain expenses pursuant to Regulation S-X, Rule 3-14.

The unaudited pro forma consolidated balance sheet is presented to reflect the acquisition of the DreamWorks property as if the acquisition had occurred on June 30, 2015. The determination and allocation of the purchase consideration used in the unaudited pro forma financial information are based on preliminary estimates, which are subject to change as GCEAR finalizes the valuations of the assets and liabilities acquired.

The unaudited pro forma consolidated statements of operations for GCEAR have been prepared as if (i) the DreamWorks property acquisition, the Merger, and the GCEAR 2015 Acquisitions occurred on January 1, 2014 for purposes of the unaudited pro forma consolidated statement of operations for the six months ended June 30, 2015, and (ii) the DreamWorks property acquisition, the Merger, the GCEAR 2015 and 2014 Acquisitions occurred on January 1, 2014 for purposes of the unaudited pro forma consolidated statement of operations for the year ended December 31, 2014. The unaudited pro forma consolidated financial statements are not necessarily indicative of what the actual financial position and operating results would have been had the DreamWorks property acquisition, the Merger, the GCEAR 2015 Acquisitions, or the GCEAR 2014 Acquisitions occurred on June 30, 2015 or January 1, 2014 nor do they purport to represent GCEAR’s future financial position or operating results.

Pursuant to reporting requirements of Regulation S-X, Rule 3-14, and consistent with Securities and Exchange Commission ("SEC") guidance, statements of revenues and certain expenses were filed with the SEC on Form 8-K or Form 8-K/A for acquisitions that represented 10% or more of GCEAR’s total assets as filed on its latest balance sheet prior to the acquisition. The DreamWorks property and substantially all the acquisitions included in the GCEAR 2015 and 2014 Acquisitions are occupied by single tenants subject to triple net lease agreements whereby the tenant is responsible for all expenses associated with the property. No single asset included in the GCEAR 2015 and 2014 Acquisitions represented 10% or more of GCEAR’s total assets as filed on its latest balance sheet prior to the acquisition. For those assets leased to single tenants that are subject to triple net lease agreements in which the tenant is responsible for all expenses associated with the property, GCEAR believes that financial information about the tenants, or the parent company in which the tenant is a wholly owned subsidiary, is more relevant to investors than financial statements of the property acquired. These tenants, or their parent companies, are public companies that file financial statements in reports filed with the SEC. The relevant financial information for the following tenants, or their parent companies that wholly own them, are publicly available with the SEC at http://www.sec.gov. The information in the table below is provided to conform to Regulation S-X, Rule 3-14 aggregation rules for purposes of this report:

Tenant	Purchase Price	Acquisition Date	Public Entity
Caterpillar, Inc.	$57,000,000	January 7, 2014	Caterpillar, Inc.
Digital Globe, Inc.	92,000,000	January 14, 2014	Digital Globe, Inc.
BT Infonet	52,668,500	February 27, 2014	British Communications PLC
Wyndham Worldwide Corporation	96,600,000	April 23, 2014	Wyndham Worldwide Corporation
American Express Travel Related Services, Inc.	51,000,000	May 22, 2014	American Express Co.
SB U.S. LLC	90,100,000	May 28, 2014	Softbank Corporation
Parallon Business Performance Group (HCA Health Services of Florida as guarantor, a subsidiary of HCA Holdings)	17,235,000	June 25, 2014	HCA Holdings
Wells Fargo Bank, N.A.	41,486,525	December 15, 2014	Wells Fargo & Company
General Electric Company	66,000,000	February 19, 2015	General Electric Company
Wood Group Mustang, Inc.	77,000,000	April 1, 2015	John Wood Group, PLC
DreamWorks Animation SKG, Inc.	215,000,000	July 21, 2015	DreamWorks
The unaudited pro forma consolidated financial statements have been developed from, and should be read in conjunction with: (1) the consolidated financial statements of GCEAR and accompanying notes thereto included in GCEAR’s quarterly report filed on Form 10-Q for the three and six months ended June 30, 2015 and the annual report filed on Form 10-K for the year ended December 31, 2014; and (2) the accompanying notes to the unaudited pro forma consolidated financial statements. In GCEAR’s opinion, all adjustments necessary to reflect the effects of the properties acquired and the Merger, the respective debt, and the issuance of GCEAR's shares have been made.

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
UNAUDITED PRO FORMA
CONSOLIDATED BALANCE SHEET
June 30, 2015
(in thousands, except share amounts)

	GCEAR Historical	DreamWorks Pro Forma		GCEAR Pro Forma
ASSETS
Rental properties, net	$2,531,268	$278,281	A	$2,809,549
Intangible assets, net	36,610	—		36,610
Real estate assets and other assets held for sale, net	18,946	—		18,946
Cash and cash equivalents	40,913	175	B	41,088
Restricted cash	28,019	—		28,019
Investment in unconsolidated entities	61,612	—		61,612
Deferred financing costs, net	11,308	—		11,308
Deferred rent receivable and other assets	38,503	(10,000)	C	28,503
Total assets	$2,767,179	$268,456		$3,035,635
LIABILITIES AND EQUITY
Mortgage payable, plus unamortized premium of $1,701	$324,581	$—		$324,581
Unsecured Revolver	490,100	45,000	D	535,100
Unsecured Term Loan	300,000	160,000	D	460,000
Total debt	1,114,681	205,000		1,319,681
Restricted reserves	25,614	—		25,614
Below market leases, net	44,435	63,281	A	107,716
Due to affiliates	5,302	—		5,302
Accounts payable and other liabilities, including distributions payable	58,677	6,840	E	65,517
Liabilities of real estate assets held for sale	901	—		901
Total liabilities	1,249,610	275,121		1,524,731
Preferred units subject to redemption, 6,079,766 units outstanding as of June 30, 2015	62,500	—		62,500
Noncontrolling interests subject to redemption, 531,000 units eligible towards redemption as of June 30, 2015	12,543	—		12,543
Common stock subject to redemption	81,130	—		81,130
Stockholders’ equity:
Preferred Stock, $0.001 par value; 200,000,000 shares authorized; no shares outstanding as of June 30, 2015	—	—		—
Common Stock, $0.001 par value; 700,000,000 shares authorized; 173,715,536 shares issued and outstanding, historical and pro forma	1,391	—		1,391
Additional paid-in capital	1,562,704	—		1,562,704
Cumulative distributions	(151,057)	—		(151,057)
Accumulated deficit	(66,578)	(6,665)	F	(73,243)
Accumulated other comprehensive (loss)	(554)	—		(554)
Total stockholders’ equity	1,345,906	(6,665)		1,339,241
Noncontrolling interests	15,490	—		15,490
Total equity	1,361,396	(6,665)		1,354,731
Total liabilities and equity	$2,767,179	$268,456		$3,035,635
See accompanying notes

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
UNAUDITED PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
Six Months Ended June 30, 2015
(in thousands, except share and per share amounts)

	GCEAR Historical	GCEAR 2015 Acquisitions(1)		GCEAR Pre-SOR and DreamWorks Pro Forma	SOR Historical (2)	DreamWorks Historical	Pro Forma Adjustments		GCEAR Pro Forma
Revenues:
Rental income	$94,348	$2,086	a	$96,434	$21,921	$6,684	$1,074	a	$126,113
Property expense recoveries	22,428	498	a/d	22,926	9,467	618	—		33,011
Other property income	—	—		—	654	—	—		654
Total revenue	116,776	2,584		119,360	32,042	7,302	1,074		159,778
Expenses:
Asset management fees to affiliates	8,060	212	b	8,272	—	—	2,821	b	11,093
Property management fees to affiliates	3,064	57	c	3,121	—	—	1,162	c	4,283
Property management fees to third parties	54	—		54	459	—	(459)	c	54
Property operating expense	15,071	—		15,071	7,551	—	—		22,622
Property tax expense	14,735	237	d	14,972	4,213	618	—		19,803
Acquisition fees and expenses to non-affiliates	845	(561)	e	284	—	—	(284)	e	—
Acquisition fees and expenses to affiliates	22,271	(4,290)	e	17,981	—	—	(17,981)	e	—
General and administrative expenses	3,058	—		3,058	9,431	—	(8,437)	f	4,052
Depreciation and amortization	41,883	1,138	g	43,021	13,224	—	990	g	57,235
Total expenses	109,041	(3,207)		105,834	34,878	618	(22,188)		119,142
Income from operations	7,735	5,791		13,526	(2,836)	6,684	23,262		40,636
Other income (expense):
Interest expense	(11,820)	(1,078)	h	(12,898)	(4,893)	—	1,857	h	(15,934)
Interest income	664	—		664	3,048	—	(3,048)	i	664
Loss from investment in unconsolidated entities	(746)	—		(746)	—	—	—		(746)
Gain from sale of depreciable operating property	3,613	—		3,613	—	—	—		3,613
Net (loss) income	(554)	4,713		4,159	(4,681)	6,684	22,071		28,233
Distributions to redeemable preferred unit holders	(7,591)								(7,591)
Preferred units redemption premium	(7,429)								(7,429)
Less: Net loss (income) attributable to noncontrolling interests	458							j	(514)
Net (loss) income attributable to controlling interests	(15,116)								12,699
Distributions to redeemable noncontrolling interests attributable to common stockholders	(177)								(177)
Net (loss) income attributable to common stockholders	$(15,293)								$12,522
Net (loss) income attributable to common stockholders per share, basic and diluted	$(0.11)								$0.07
Weighted average number of common shares outstanding, basic and diluted	135,495,479							j	172,414,789
(1) Includes the acquisitions of two properties acquired during the six months ended June 30, 2015, for a total of $143.0 million, encompassing approximately 635,300 square feet, with adjustments made to reflect the acquisitions occurring as of January 1, 2014.
(2) The SOR historical statements of operations are for the period January 1, 2015 to the Merger Date.
See accompanying notes

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
UNAUDITED PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2014
(in thousands, except share and per share amounts)

	GCEAR Historical (1)	GCEAR 2015 and 2014 Acquisitions(2)		GCEAR Pre-SOR and DreamWorks Pro Forma	SOR Historical (1)	DreamWorks Historical	Pro Forma Adjustments		GCEAR Pro Forma
Revenues:
Rental income	$164,412	$30,940	a	$195,352	$52,689	$13,236	$1,249	a	$262,526
Property expense recoveries	37,982	6,722	a/d	44,704	21,759	1,237	—		67,700
Other property income	—	—		—	2,489	—	—		2,489
Total revenue	202,394	37,662		240,056	76,937	14,473	1,249		332,715
Expenses:
Asset management fees to affiliates	12,541	2,825	b	15,366	—	—	6,166	b	21,532
Property management fees to affiliates	5,445	866	c	6,311	—	—	2,741	c	9,052
Property management fees to third parties	—	—		—	1,051	—	(1,051)	c	—
Property operating expense	30,565	4,512	d	35,077	16,414	—	—		51,491
Property tax expense	24,873	3,879	d	28,752	9,508	1,237	—		39,497
Acquisition fees and expenses to non-affiliates	4,261	(3,779)	e	482	—	—	(482)	e	—
Acquisition fees and expenses to affiliates	24,319	(24,319)	e	—	—	—	—		—
General and administrative expenses	4,982	—		4,982	8,055	—	(4,736)	f	8,301
Depreciation and amortization	72,907	15,645	g	88,552	30,538	—	1,106	g	120,196
Total expenses	179,893	(371)		179,522	65,566	1,237	3,744		250,069
Income from operations	22,501	38,033		60,534	11,371	13,236	(2,495)		82,646
Other income (expense):
Interest expense	(24,598)	(2,898)	h	(27,496)	(12,257)	—	6,165	h	(33,588)
Interest income	365	—		365	6,937	—	(6,900)	i	402
Loss from investment in unconsolidated entities	(1,358)	—		(1,358)	—	—	—		(1,358)
Gain from sale of depreciable operating property	3,104	—		3,104	—	—	—		3,104
Net income	14	35,135		35,149	6,051	13,236	(3,230)		51,206
Distributions to redeemable preferred unit holders	(19,011)								(19,011)
Less: Net loss (income) attributable to noncontrolling interests	698							j	(895)
Net income (loss) attributable to controlling interest	(18,299)								31,300
Distributions to redeemable noncontrolling interests attributable to common stockholders	(355)								(355)
Net income (loss) attributable to common stockholders	$(18,654)								$30,945
Net income (loss) attributable to common stockholders per share, basic and diluted	$(0.17)								$0.20
Weighted average number of common shares outstanding, basic and diluted	112,358,422							j	154,123,391
(1) The GCEAR and SOR historical statements of operations are for the year ended December 31, 2014 as filed with the SEC on their respective Form 10-K. Certain SOR amounts presented above have been reclassified to conform to GCEAR's statement of operations presentation.
(2) The GCEAR 2015 and 2014 Acquisitions include properties acquired in 2015 and 2014 with adjustments made to reflect the acquisitions occurring at the beginning of the period.
See accompanying notes

Adjustments to the GCEAR Unaudited Pro Forma Consolidated Balance Sheet (dollars in thousands, unless otherwise noted)
The GCEAR unaudited pro forma consolidated balance sheet as of June 30, 2015 reflects the following adjustments:
A.The acquisition of the DreamWorks property is reflected in the unaudited pro forma consolidated balance sheet of GCEAR at fair market value. The preliminary fair market value is based on a valuation prepared for GCEAR by a third party valuation advisor. Real estate and in-place lease valuation are comprised of the following:

Building and improvements	$192,499
Land	26,635
Intangible leasing assets	59,147
Rental properties, net	278,281
In-place lease valuation - below market	(63,281)
Total	$215,000

B.     Represents the excess funds received after the settlement of the closing costs of the acquisition.
C.    Represents earnest money deposit, which was deposited into escrow prior to June 30, 2015, for the benefit of the seller, pursuant to the purchase and sale agreement. At closing, the earnest money deposit was applied against the purchase price.
D.    In connection with the DreamWorks property acquisition, GCEAR exercised its right pursuant to the unsecured credit agreement to increase the total amount of the lender's commitments and drew $160.0 million and $45.0 million from the unsecured term loan and unsecured revolver, respectively, to finance the acquisition.
E.    Represents the liability for the acquisition fees and acquisition expense reimbursements, as discussed in footnote F below, that GCEAR paid to GCEAR Advisor. The adjustment also includes credits from the seller related to prepaid rent or rent abatement adjustments which were applied to the purchase price by the seller.

F.    Pursuant to the GCEAR Advisory Agreement, as defined below, GCEAR incurs acquisition fees of 2.5% of the real estate value and is obligated to reimburse GCEAR Advisor for actual acquisition costs incurred, estimated to be 0.50% of the real estate acquisition value. Based on a preliminary real estate value of $215.0 million of the real estate, GCEAR incurred affiliated acquisition fee and affiliated acquisition expenses of approximately $6.45 million, which are reflected in accumulated deficit on the unaudited pro forma consolidated balance sheet. The adjustment also includes other non-recurring closing costs related to the acquisition of the DreamWorks property.
Adjustments to the Unaudited Pro Forma Consolidated Statements of Operations for the six months ended June 30, 2015 and for the year ended December 31, 2014 (dollars in thousands, unless otherwise noted)
The historical amounts include GCEAR's actual operating results for the periods presented, and as filed with the SEC on their respective Form 10-Q and Form 10-K for the corresponding periods. These historical amounts, including rental revenue, management and acquisition fees, general and administrative expenses, depreciation and amortization, and interest expense, have been adjusted to the unaudited pro forma consolidated statements of operations for the six months ended June 30, 2015 and for the year ended December 31, 2014, and are derived assuming the DreamWorks property acquisition, the Merger and the GCEAR 2015 and 2014 Acquisitions occurred on January 1, 2014 (the "Pro Forma Effective Date").
The following are the explanations for the adjustments to operating and property level revenues and certain expenses included in the unaudited pro forma consolidated statements of operations for the six months ended June 30, 2015 and for the year ended December 31, 2014:
a.     The historical rent revenue for GCEAR, the DreamWorks property acquisition, the GCEAR 2015 and 2014 Acquisitions, and SOR represents the contractual rents on a straight-line basis pursuant to the leases in effect during the time periods presented through the acquisition or merger date. The adjustments included in the pro forma are presented to adjust contractual rent revenue to a straight-line basis and to amortize the in-place lease valuation in accordance with

ASC 805-10, Business Combinations, as if the DreamWorks property acquisition, the Merger and the GCEAR 2015 and 2014 Acquisitions had occurred on the Pro Forma Effective Date.
The following summarizes the adjustments made to rent revenue for the GCEAR 2015 Acquisitions for the six months ended June 30, 2015 and for the GCEAR 2015 and 2014 Acquisitions for the year ended December 31, 2014:

	Six Months Ended June 30, 2015	Year Ended December 31, 2014
Adjustment to contractual rental revenue	$1,960	$30,380
Adjustment to straight-line rent	78	759
(Above)/below market, in-place rent	48	(199)
Total	$2,086	$30,940
The following summarizes the adjustments made to rent revenue for the real estate assets assumed as part of the Merger and DreamWorks property acquisition for the six months ended June 30, 2015:

	SOR	DreamWorks	Total
Adjustment to straight-line rent	$(955)	$1,575	$620
(Above)/below market, in-place rent	(570)	1,024	454
Total	$(1,525)	$2,599	$1,074
The following summarizes the adjustments made to rent revenue for the DreamWorks property acquisition and real estate assets assumed as part of the Merger for the year ended December 31, 2014:

	SOR	DreamWorks	Total
Adjustment to straight-line rent	$(2,655)	$3,281	$626
(Above)/below market, in-place rent	(1,516)	2,139	623
Total	$(4,171)	$5,420	$1,249
In addition, GCEAR has acquired properties that are occupied by tenants that are subject to triple net leases, in which, pursuant to the lease, the tenant is required to reimburse GCEAR for operating expenses incurred, including property taxes and insurance. The unaudited pro forma consolidated statements of operations have been adjusted for additional operating expense recoveries of approximately $0.5 million related to the GCEAR 2015 Acquisitions for the six months ended June 30, 2015 and $6.7 million related to the GCEAR 2015 and 2014 Acquisitions for the year ended December 31, 2014.
b.    Asset management fees are paid monthly to Griffin Capital Essential Asset Advisor, LLC ("GCEAR Advisor"), at 0.0625%, or 0.75% annually, based on the aggregate book value of the real estate, pursuant to the Third Amended and Restated Advisory Agreement dated October 15, 2014 (the "GCEAR Advisory Agreement"). The following summarizes the effect of asset management fees incurred by GCEAR, pursuant to the terms of the GCEAR Advisory Agreement, in connection with the GCEAR 2015 Acquisition for the six months ended June 30, 2015 and GCEAR 2015 and 2014 Acquisitions for the year ended December 31, 2014:

	Six Months Ended June 30, 2015	Year Ended December 31, 2014
Asset management fees - GCEAR 2015 Acquisitions	$212	$—
Asset management fees - GCEAR 2015 and 2014 Acquisitions	—	2,825
Total	$212	$2,825

    The following summarizes the effect of asset management fees incurred by GCEAR, pursuant to the terms of the GCEAR Advisory Agreement, in connection with the DreamWorks property acquisition and the Merger for the six months ended June 30, 2015 and for the year ended December 31, 2014:

	Six Months Ended June 30, 2015	Year Ended December 31, 2014
Asset management fees - SOR	$2,015	$4,553
Asset management fees - DreamWorks	806	1,613
Total	$2,821	$6,166
c.    Property management fees are paid to Griffin Capital Essential Asset Property Management, LLC monthly at 3.0% of gross property revenues received, including base contractual rent and expense recoveries, pursuant to the current property management agreement. The following summarizes the effect of property management fees incurred by GCEAR, pursuant to GCEAR’s property management agreement, in connection with the GCEAR 2015 Acquisitions for the six months ended June 30, 2015 and GCEAR 2015 and 2014 Acquisitions for the year ended December 31, 2014:

	Six Months Ended June 30, 2015	Year Ended December 31, 2014
Property management fees - GCEAR 2015 Acquisitions	$57	$—
Property management fees - GCEAR 2015 and 2014 Acquisitions	—	866
Total	$57	$866
The following summarizes the effect of property management fees incurred by GCEAR in connection with the DreamWorks property acquisition and the Merger for the six months ended June 30, 2015 and the year ended December 31, 2014:

	Six Months Ended June 30, 2015	Year Ended December 31, 2014
Property management fees - SOR historical	$459	$1,051
Property management fees adjustment - SOR	502	1,293
Total SOR Property management fees	961	2,344
DreamWorks Property management fees	201	397
Total	$1,162	$2,741

d.     In conjunction with the DreamWorks property acquisition and GCEAR 2015 and 2014 Acquisitions, GCEAR will incur certain property operating expenses, including repairs and maintenance, property services and insurance, as well as property taxes. The adjustments to property operating expenses and property tax expense are comprised of (1) property operating expenses that GCEAR incurs for properties in which the lease does not require the tenant to reimburse GCEAR for such expenses; and (2) property operating expenses, such as property tax expense, that would have been incurred had the acquisitions occurred on January 1, 2014, which expenses would have been recovered from the respective tenant pursuant to the lease agreements.

e.     GCEAR incurred approximately $0.3 million and $0.6 million for the transaction costs primarily related to the Merger and the GCEAR 2015 Acquisitions, respectively, which are included in the historical acquisition fees and expenses to non-affiliates on the GCEAR historical amount for the six months ended June 30, 2015.

GCEAR incurred approximately $0.5 million and $3.8 million of transaction costs primarily related to the Merger and the GCEAR 2014 Acquisitions, respectively, which are included in the historical acquisition fees and expenses to non-affiliates on the GCEAR historical amount for the year ended December 31, 2014.

In addition, acquisition fees and expenses to affiliates on the GCEAR historical financial statements represent fees earned and paid to GCEAR Advisor, pursuant to the GCEAR Advisory Agreement, of approximately $4.3 million and $18.0 million related to the GCEAR 2015 Acquisitions and Merger, respectively, for the six months ended June 30, 2015, and $24.3 million related to GCEAR 2014 and 2015 Acquisitions for the year ended December 31, 2014. As the acquisition fees and expenses to non-affiliates and affiliates are nonrecurring and directly related to the Merger and the GCEAR 2015 and 2014 Acquisitions, these expenses are reflected as an adjustment to the pro forma statements of operations.
f.     On January 1, 2014, SOR terminated its advisory agreement and became a self-managed non-traded real estate investment trust. As a self-managed company, SOR incurred certain personnel costs that GCEAR would not have incurred, as GCEAR is externally advised by GCEAR Advisor. The unaudited pro forma consolidated statements of operations for the six months ended June 30, 2015 and for the year ended December 31, 2014 have been adjusted to reverse personnel costs of approximately $1.3 million and $3.5 million, respectively, included in the SOR historical amounts. In addition, SOR incurred certain Merger-related transaction costs of $7.1 million and $1.2 million for the six months ended June 30, 2015 and for the year ended December 31, 2014, respectively, which are included in SOR’s historical general and administrative expenses. As these transaction costs were directly related to the Merger and are non-recurring, these expenses are included as a pro forma adjustment to general and administrative expenses.
g.     Depreciation expense is calculated, for purposes of the unaudited pro forma consolidated statements of operations, based on an estimated useful life of 40 years for building and building improvements, and the remaining contractual, in-place lease term for intangible lease assets. As GCEAR would have commenced depreciation and amortization on the Pro Forma Effective Date, the depreciation and amortization expense included in the SOR historical financial statements has been reversed so that the unaudited pro forma consolidated statements of operations reflect the depreciation and amortization that GCEAR would have recorded.
The following table summarizes the depreciation and amortization expense by asset category that would have been recorded for the GCEAR 2015 Acquisitions for the six months ended June 30, 2015 and for the GCEAR 2015 and 2014 Acquisitions for the year ended December 31, 2014, respectively:

	Six Months Ended June 31, 2015	Year Ended December 31, 2014
Building and building improvements	$563	$6,978
Tenant absorption and leasing costs	575	8,667
Total	$1,138	$15,645
The following table summarizes the depreciation and amortization expense by asset category for the DreamWorks property acquisition and properties assumed in the Merger that would have been recorded for the six months ended June 30, 2015 and for the year ended December 31, 2014, less the reversal of depreciation and amortization expense included in the SOR historical financial statements:

	Six Months Ended June 30, 2015	Year Ended December 31, 2014
Building and building improvements	$4,828	$10,909
Tenant absorption and leasing costs	5,979	13,923
Less: SOR historical depreciation	(7,882)	(18,556)
Less: SOR historical amortization	(5,341)	(11,982)
SOR - Reduction in depreciation and amortization expense	(2,416)	(5,706)
Building and building improvements	2,406	4,812
Tenant absorption and leasing costs	1,000	2,000
DreamWorks - Depreciation and amortization	3,406	6,812
Total - adjustment in depreciation and amortization	$990	$1,106

h.    The adjustment for the GCEAR 2015 Acquisitions represents the effect of interest expense associated with the debt placement related to the acquisition of two properties, as if the properties were acquired on January 1, 2014. The adjustment for the GCEAR 2015 and 2014 Acquisitions represents the effect of interest expense associated with four properties, which included a debt assumption and two debt placements, as if the properties were acquired on January 1, 2014.
On the Merger Date, GCEAR borrowed from its unsecured credit facility the amount necessary to repay the SOR line of credit and term loan. As of the Merger Date, the combined balance of the SOR line of credit and term loan was $173.0 million. The terms of the unsecured credit facility as of the Merger Date require periodic interest payments priced at the LIBO Rate plus a spread based on GCEAR’s current leverage ratio.
The adjustment for the DreamWorks property acquisition represent the effect of interest expense, not reflected in the historical statements of operations of GCEAR, incurred as a result of the $160.0 million and $45.0 million draws on the unsecured term loan and unsecured revolver, respectively.
As of June 30, 2015, GCEAR’s leverage ratio was below 45%, which pursuant to the terms of the unsecured credit facility, indicates a spread of 1.50% over the LIBO Rate on the unsecured revolver and 1.45% over LIBO on the unsecured term loan. The effective rate of the unsecured revolver and the unsecured term loan at June 30, 2015 were 1.71% and 1.66%, respectively. The following summarizes the adjustment to the unaudited pro forma consolidated statements of operations to only reflect the interest that GCEAR would have incurred as a result of this additional debt, as no other interest costs would have been incurred as a result of the Merger:

	Six Months Ended June 30, 2015	Year Ended December 31, 2014
Historical interest expense incurred by SOR - credit facility, term loan, amortization of financing costs, and other interest expense	$1,846	$5,357
Interest expense capital lease obligation	3,047	6,900
Historical interest expense incurred by SOR	4,893	12,257
Pro forma interest expense - SOR	(1,323)	(2,667)
Reduction in interest expense	3,570	9,590
Pro forma interest expense - DreamWorks	(1,713)	(3,425)
Total - adjustment to interest expense	$1,857	$6,165

i.    GCEAR accounts for the obligations under capital leases (see Note h) and the bond interest income on a net basis. Therefore, the income associated with the development authority bonds has been adjusted to reflect such accounting treatment.

j.    The following table summarizes the weighted average shares and units outstanding at June 30, 2015 and December 31, 2014 and the allocable percentage of non-controlling interest (share amounts not in thousands):

	Six Months Ended June 30, 2015	Year Ended December 31, 2014
Weighted average common shares outstanding - historical basis	135,495,479	112,358,422
Less: Weighted average shares issued to SOR common stockholders - historical basis	(4,845,659)	—
Shares issued to SOR common stockholders - pro forma basis	41,764,969	41,764,969
Total outstanding common shares - pro forma basis	172,414,789	154,123,391
Operating partnership units issued in exchange for the contributed ownership interest of certain properties, operating partnership units acquired and the initial capitalization of the operating partnership (A)	4,408,631	4,408,631
Total outstanding shares and units - pro forma basis (B)	176,823,420	158,532,022
Percentage of operating partnership units (non-controlling interests) to total outstanding shares (A/B)	2.49%	2.78%
Net income - pro forma basis	$28,233	$51,206
Distributions to redeemable preferred unit holders	(7,591)	(19,011)
Net income including distribution to redeemable preferred unit holders - pro forma basis	$20,642	$32,195
Net income attributable to non-controlling interests based on the percentage of operating partnership units outstanding to total outstanding shares - pro forma basis	$514	$895

Signature(s)
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.

Date: October 6, 2015	By:	/s/ Joseph E. Miller
Joseph E. Miller Chief Financial Officer and Treasurer